UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 15, 2005

Date of Report (date of earliest event reported)

PRECISION CASTPARTS CORP.

(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue

Suite 440

Portland, Oregon 97239-4254

(Address of principal executive offices)

(503) 417-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01               MATERIAL DEFINITIVE AGREEMENTS

On December 15, 2005, the Company entered into amendments to its credit and note agreements as follows:

Amendment No.2 to its Amended and Restated Note Purchase Agreement dated as of December 9, 2003, as amended by Amendment No.1 dated November 25, 2005 (the ‘Note Agreement’).  The amendment revises Section 10.1 (a) of the Note Agreement to extend the date for required delivery of the Company’s financial statements for the quarter ended October 2, 2005 to January 31, 2006.  A copy of the amendment is attached as Exhibit 10.1.

Waiver to Amended and Restated Credit and Security Agreement dated as of January 31, 2001 (the ‘Waiver’).  The amendment revises Section 7.2(a) of the Existing Agreement to extend the date for required delivery of the Company’s financial statements for the quarter ended October 2, 2005 to January 31, 2006.  A copy of the waiver is attached as Exhibit 10.2.

Amendment No. 2 to its Amended and Restated Credit Agreement dated as of October 14, 2005, as amended by Amendment No. 1 dated as of November 16, 2005 (the ‘Credit Agreement’).  The amendment revises Section 6.01 (b) of the Credit Agreement to extend the date for required delivery of the Company’s financial statements for the quarter ended October 2, 2005 to January 31, 2006.  A copy of the amendment is attached as Exhibit 10.3.

These additional extensions are intended to accommodate the Company’s delay in finalizing its financial statements and filing its Quarterly Report on Form 10-Q for the quarter ended October 2, 2005, as previously disclosed in the Company’s Form 12b-25 filed on November 15, 2005.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1             Amendment No. 2 and Waiver to Note Agreement, dated December 15, 2005, among the Company and the several institutional holders of the SPS Notes Agreements.

10.2             Waiver to Amended and Restated Credit and Security Agreement dated December 15, 2005, among    the Company, Wachovia Bank and Blue Ridge Asset Funding Corporation.

10.3             Amendment No. 2 and Waiver to Credit Agreement, dated December 15, 2005, among the Company, Bank of America N.A. and the Lenders (as defined in the Credit Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date: December 21, 2005	By:	/s/ William D. Larsson
	Name:	William D. Larsson
	Title:	Senior Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)